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                                Exhibit 11


                                 WVS Financial Corp.
                    Statement Re Computation of Per Share Earnings


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

                                                                   Three Months Ended            Six Months Ended
                                                                      December 31,                 December 31,
                                                                   ------------------            -----------------
                                                                  1996           1995           1996           1995
                                                                 -------        -------       --------       --------
Weighted average common shares outstanding                       1,736,960      1,736,400     1,736,895      1,736,400

Average unearned ESOP shares                                       (55,656)       (63,706)      (56,666)       (64,716)

Common stock equivalents:
    stock options                                                   67,735         57,082        65,289         54,606
                                                                 ---------      ---------     ---------      ---------

Weighted average common shares
    and common stock equivalents
    used to calculate primary
    earnings per share                                           1,749,039      1,729,776     1,745,518      1,726,290

Additional common stock equivalents:
    stock options used to calculate
    fully diluted earnings per share                                 3,986            785         2,964          3,451
                                                                 ---------      ---------     ---------      ---------

Weighted average common shares and
    common stock equivalents used to
    calculate fully diluted earnings per share                   1,753,025      1,730,561     1,748,482      1,729,741
                                                                 ---------      ---------     ---------      ---------

Net income                                                       $ 911,982     $1,232,938    $1,162,240     $2,008,103
                                                                 ---------      ---------     ---------      ---------

Earnings per share:
    Primary                                                       $   0.52     $     0.71    $     0.67     $     1.16
    Fully diluted                                                 $   0.52     $     0.71    $     0.66     $     1.16

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